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                                                                  EXECUTION COPY



================================================================================


                     AUTOBOND MASTER FUNDING CORPORATION II

                                 (as Borrower),

                         AUTOBOND ACCEPTANCE CORPORATION

                                       and

                 CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

                            (as Initial Lender)


                      ------------------------------------


                                CREDIT AGREEMENT


                      ------------------------------------


                          Dated as of December 31, 1997



================================================================================






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                                TABLE OF CONTENTS

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
SECTION 1. COMMITMENT
        Section 1.1  Advances................................................................1
        Section 1.2  Borrowings; Closings....................................................2
        Section 1.3  Notices of Advances.....................................................2
        Section 1.4  Use of Proceeds.........................................................3
        Section 1.5  Security Agreement......................................................3
        Section 1.6  Increased Costs.........................................................3
        Section 1.7  Taxes...................................................................5
        Section 1.8  Definitions.............................................................7
        Section 1.9  Payment Instructions....................................................7

SECTION 2. REPRESENTATIONS AND WARRANTIES
        Section 2.1  General Representations and Warranties of the Borrower..................7
        Section 2.2  General Representations and Warranties of AutoBond.....................11
        Section 2.3  Representations and Warranties with Respect to the Specified
                     Auto Loans.............................................................13

SECTION 3. CONDITIONS OF OBLIGATION TO MAKE INITIAL ADVANCE
                   ON INITIAL CLOSING DATE
        Section 3.1  Other Agreements.......................................................14
        Section 3.2  Opinion of Special Counsel.............................................14
        Section 3.3  Opinions of  Nevada Counsel............................................14
        Section 3.5  Representations True; No Event of Default..............................14
        Section 3.6  No Merger or Change in Control.........................................14
        Section 3.7  Consents and Approvals.................................................15
        Section 3.8  Use of Proceeds........................................................15

SECTION 4. CERTAIN SPECIAL RIGHTS.
        Section 4.1  Home Office Payment....................................................15
        Section 4.2  Certain Taxes..........................................................15

SECTION 5. ADVANCE MATURITY; ADVANCE PREPAYMENTS.
        Section 5.1  Advance Maturity.......................................................16
        Section 5.2  Mandatory Prepayments..................................................16

SECTION 6. ASSIGNMENTS AND PARTICIPATIONS
        Section 6.1  Assignments............................................................16
        Section 6.2  Participations.........................................................17

SECTION 7. CERTAIN COVENANTS OF THE BORROWER

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
        Section 7.1   Maintenance of Office.................................................17
        Section 7.2   Existence.............................................................18
        Section 7.3   General Maintenance of Business, Etc..................................18
        Section 7.4   Inspection............................................................18
        Section 7.5   Compliance with Law, etc..............................................18
        Section 7.6   Payment of Taxes and Claims...........................................19
        Section 7.7   Limitations on Indebtedness...........................................19
        Section 7.8   Restricted Investments................................................19
        Section 7.9   Nature of Business....................................................19
        Section 7.10  Independence..........................................................19
        Section 7.11  Other Agreements and Parties..........................................20
        Section 7.12  Investment Company Act................................................21
        Section 7.13  Borrowing Base Deficien...............................................21
        Section 7.14  Liens.................................................................21

SECTION 8. CERTAIN COVENANTS OF AUTOBOND
        Section 8.1   Existence.............................................................21
        Section 8.2   Compliance with Law, etc..............................................21
        Section 8.3   Inspection............................................................21
        Section 8.4   Consolidation and Merger..............................................22
        Section 8.5   Control...............................................................22
        Section 8.6   Tax Returns...........................................................22
        Section 8.7   Protection of Right, Title and Interest...............................23
        Section 8.8   Further Assurances....................................................24
        Section 8.9   Independence..........................................................24
        Section 8.10  Other Agreements and Parties..........................................25
        Section 8.11  Servicing Arrangements................................................25
        Section 8.12  Preservation of Quality of Auto Loans.................................25
        Section 8.13  Maintenance of Borrowing Base

SECTION 9. INFORMATION TO BE FURNISHED TO LENDER.
        Section 9.1   Information to be Furnished by the Borrower and AutoBond..............26

SECTION 10. DEFAULTS, REMEDIES AND TERMINATION
        Section 10.1  Events of Default.  ..................................................26

SECTION  11. INTERPRETATION OF AGREEMENT
        Section 11.1  Definitions...........................................................26
        Section 11.2  Accounting Terms......................................................37
        Section 11.3  Governing Law.........................................................38
        Section 11.4  Headings..............................................................38

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        Section 11.5  Independence of Covenants, etc........................................38

SECTION 12. MISCELLANEOUS
        Section 12.1   Notices..............................................................38
        Section 12.2   Survival.............................................................38
        Section 12.3   Successors and Assigns...............................................38
        Section 12.4   Amendment and Waiver.................................................39
        Section 12.5   Counterparts.........................................................39
        Section 12.6   Reproduction of Documents............................................39
        Section 12.7   Consent to Jurisdiction and Venue....................................40
        Section 12.8   No Petition..........................................................40
        Section 12.9   Acts of Lender.......................................................40
        Section 12.10  Confidentiality......................................................41


                                    EXHIBITS

        EXHIBIT A      Form of Borrowing Notice
        EXHIBIT B      Form of Trust Indenture
        EXHIBIT C      Form of Opinion
        EXHIBIT D      Form of Nevada Counsel Opinion




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               CREDIT AGREEMENT dated as of December 31, 1997 among AutoBond
Master Funding Corporation II, a Nevada corporation (the "Borrower"), AutoBond Acceptance Corporation, a Texas corporation ("AutoBond") and Credit Suisse First Boston Mortgage Capital LLC (the "Initial Lender").

               The Borrower has requested that the Initial Lender make advances to it in an initial aggregate amount of $11,572,473.63 and the Initial Lender is prepared to make such advances upon the terms and subject to the conditions hereof. The advances hereunder shall be evidenced by the Borrower's Variable Funding Note, Series A (the "Note"), issued to the Initial Lender under the Trust Indenture, dated as of December 31, 1997 (the "Indenture"), among the Borrower, AutoBond and Manufacturers & Traders Trust Company, as trustee (the"Trustee"). The Note shall be entitled to the benefits of the Indenture. Accordingly, the parties hereto agree as follows:

SECTION 1.            COMMITMENT.

               Section 1.1 Advances. The Initial Lender agrees, on the terms of this Agreement and subject to the conditions hereof, to make an initial Advance to the Borrower in an aggregate principal amount of $11,572,473.63. At its sole discretion, the Lender may make additional Advances, although the Lender has no commitment to do so. Each Advance shall (a) mature on the related Maturity Date and (b) bear interest from the date thereof until such Advance shall be paid in accordance with the terms hereof (whether at maturity, mandatory prepayment, by acceleration or otherwise) at the per annum rate with respect to each Interest Period at the Interest Rate, payable on each Interest Payment Date in accordance with the provisions of Section 13.04 of the Indenture. Interest shall be computed on the basis of the actual number of days in such Interest Period and a three hundred and sixty day year and on each Interest Payment Date shall equal all unpaid interest accrued in respect of each prior Interest Period. If the Borrower shall have paid or agreed to pay any interest on any Advance in excess of that permitted by law, then it is the express intent of the parties hereto with respect thereto that (i) to the extent possible given the term of such Advance, all excess amounts previously paid or to be paid by the Borrower be applied to reduce the principal amount of such Advance and the provisions thereof immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (ii) to the extent that the reduction of the principal amount of, and the amounts collectible under, such Advance and the reformation of the provisions thereof described in the immediately preceding clause (i) are not possible given the term of such Advance, such excess amount shall be deemed to have been paid with respect to such Advance as a result of an error and upon the Lender obtaining actual knowledge of such error, such amount shall be refunded to the Borrower. Each Advance shall be subject to mandatory prepayment as set forth in Section 5.2 hereof. Except as provided in Section 1.7 hereof, all sums payable by the Borrower under this Credit Agreement and the Advances shall be paid without counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction.






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               Section 1.2 Borrowings; Closings. (a) This Agreement and the
other Program Documents shall be executed and the initial Advance is to be made on December 31, 1997 (the "Initial Closing Date"). Additional Advances may be made on subsequent Business Days (each, a "Subsequent Closing Date", the Subsequent Closing Dates, together with the Initial Closing Date, the "Closing Dates," and, either the Initial Closing Date or a Subsequent Closing Date, a "Closing Date").

               (b) The Advances shall be evidenced by the Variable Funding Note, Series A, issued pursuant to the terms of the Indenture (the "Note"), dated the date of the delivery of such Note to the Initial Lender under the Indenture, payable to the Initial Lender. The date and amount of each Advance made by the Initial Lender to the Borrower and each payment made on account of the principal thereof, shall be recorded by the Initial Lender on its books and, prior to any transfer of the Note, endorsed by the Initial Lender on the schedule attached to the Note or any continuation thereof.

               (c) The Initial Lender shall be entitled to have the Note subdivided, by exchange for Notes of lesser denominations or otherwise in connection with an assignment of all or any portion of the Advances and the Note pursuant to the terms of this Agreement; provided that in no event may the Note be subdivided into denominations of less than $500,000.

               (d) Each Advance shall be made by wire transfer of immediately available funds to the Loan Purchase Account.

               Section 1.3 Notices of Advances. The Borrower will give notice substantially in the form of Exhibit A hereto of each Advance (a "Borrowing Notice") to the Initial Lender and the Trustee, which notice shall be irrevocable and effective only upon receipt by the Initial Lender and the Trustee, and which shall specify the date (at least two Business Days prior to the proposed date of such Advance, except in the case of the Initial Advance) upon which such borrowing is to occur and the amount of such Advance, which amount, unless otherwise agreed to by the Initial Lender, (a) in the case of the initial Advance, shall not be less than $1,000,000 and (b) in the case of all other Advances, shall not be greater than $5,000,000 nor less than $1,000,000. Such notice shall be given not later than 12:00 (noon) New York time on the day which is two (2) Business Days prior to the related Closing Date or, in the case of the initial Closing Date, on the Initial Closing Date). Any notice received by the Initial Lender after 12:00 (noon) New York time on any Business Day shall be deemed to have been received on the next succeeding Business Day. On the date specified in such notice, the Initial Lender will, subject to the conditions set forth and in accordance with the terms of this Agreement, make an Advance in the aggregate principal amount set forth in such notice. Notwithstanding the foregoing, if any of the Auto Loans subject to such Advance were acquired from an Originator other than AutoBond, then AutoBond shall afford the Initial Lender reasonable

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opportunity to review such Auto Loans and related Loan Files in advance of the related Borrowing Notice.

               Section 1.4 Use of Proceeds. The proceeds of each Advance (net of expenses and costs) will be used as contemplated by Section 3.7.

               Section 1.5 Security Agreement. The Advances are to be secured pursuant to the Trust Indenture, dated as December 31, 1997 (the "Indenture Agreement"), among the Borrower, AutoBond and Manufacturers & Traders Trust Company, as Trustee (together with any successors thereto, the "Trustee"), substantially in the form of Exhibit C (as from time to time amended, supplemented or modified). The Trust Assets allocated to secure the Borrower's obligations under this Agreement are identified in Schedule 1 to the Indenture.

               Section 1.6 Increased Costs. (a) In the event that any change after the date upon which the Lender makes an Advance or acquires an interest in an Advance in any Requirement of Law (including any change to the certificate of incorporation, articles of association, by-laws or other organizational or governing documents of the Lender, but only to the extent that such change is the result of the compliance by the Lender with any request or directive reflecting a change in Requirement of Law from any central bank or other Governmental Authority in the United States of America), or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority in the United States of America made after the date upon which the Lender makes its Advances or acquires an interest in an
Advance:

               (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or the Note, or change the basis of taxation of payments in respect thereof (except for taxes referred to in Section 1.7(a) and changes in the rate of tax on the overall net income of the Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by the Lender; or

               (iii)  shall impose on the Lender any other condition;

and the result of any of the foregoing is to reduce the amount receivable hereunder in respect of the Advance below that which such Lender would have received but for such change or compliance, then after submission by the Lender to the Borrower and the Trustee of a written request therefor, the Trustee shall, subject to Section 1.6(c), on behalf of the Borrower, pay to

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the Lender any additional amounts necessary to compensate the Lender for such reduced amount receivable.

               (b) In the event that the Lender shall have determined that any change after the date upon which the Lender makes an Advance or acquires an interest in an Advance in any Requirement of Law (including any change to the certificate of incorporation, articles of association, by-laws or other organizational or governing documents of the Lender, but only to the extent that such change is the result of the compliance by the Lender with any request or directive reflecting a change in Requirement of Law from any central bank or other Governmental Authority in the United States of America) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date upon which such Lender makes its Advances or acquires its interest in an Advance does or shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of the transactions contemplated hereby to a level below that which the Lender or such corporation would have achieved but for such change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy), then, from time to time, after submission by the Lender to the Borrower and the Trustee of a written request therefor, the Trustee shall, subject to Section 1.6(c), on behalf of the Borrower, pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

               (c) The Lender agrees that it shall use its best efforts to take any actions that will avoid the need for, or reduce the amount of, any increased amounts referred to in Section 1.6(a) or (b); provided, that no Lender shall be obligated to take any actions that would, in the sole opinion of the Lender, be inconsistent with any applicable law or otherwise be disadvantageous to the Lender.

               (d) If the Lender claims the increased amounts described in
Section 1.6(a) or (b) ("Increased Cost"), the Lender will furnish to the Borrower and the Trustee a certificate setting forth the basis and amount of each request by the Lender for any such Increased Cost.

               (e) Failure on the part of the Lender to demand compensation for any Increased Cost or amount pursuant to Section 1.6(a) with respect to any period shall not constitute a waiver of the Lender's right to demand compensation with respect to such period.

               (f) The Borrower shall have the right, and the Lender shall cooperate fully, to replace any Lender which makes a claim pursuant to this
Section 1.6 with a new lender that will succeed to the rights of such Lender under this Agreement; provided, that such Lender shall not be replaced hereunder with a new lender until such Lender has been paid in full all amounts owed to it pursuant to this Agreement; provided, further, that the Borrower shall

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provide such Lender with an Officer's Certificate stating that such new lender is not subject to, or has agreed not to seek, such increased costs.

               Section 1.7 Taxes. (a) All payments made by the Trustee on behalf of the Borrower, under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Lender, net income taxes and franchise taxes imposed on the Lender as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Lender (excluding a connection arising from the Lender having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority thereof or therein, and also excluding United States of America withholding taxes to the extent that a Lender incorporated in or under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia fails to provide to the Trustee at such times as are required by law a duly completed and executed Internal Revenue Service form 1001 or 4224, as applicable (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"), provided that the Lender is not subject to backup withholding or provides the Trustee with a duly completed and executed Internal Revenue Service form W-8 or W-9, as appropriate. If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, after submission by the Lender to the Borrower and the Trustee of a written request therefor, the amounts so payable to the Lender shall be increased by the Trustee, subject to Section 1.7(c), on behalf of the Borrower, to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, except that no increase shall be made if the Lender is subject to backup withholding and fails to provide the Trustee with a duly completed and executed Internal Revenue Service form W-8 or W-9, as appropriate. Any Lender shall utilize available tax credits to decrease amounts payable with respect to any such withholding which the Lender in its sole judgment believes are directly related to this Agreement, except that no increase shall be made if the Lender is subject to backup withholding and fails to provide the Trustee with a duly completed and executed Internal Revenue Service form W-8 or W-9, as appropriate. Nothing in the preceding sentence shall give the Borrower or any other third party rights to inspect, audit or otherwise request information regarding Lender records, including records relating to available tax credits. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority the Trustee shall, subject to Section 1.7(c), on behalf of the Borrower, pay the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

               (b) If the Lender claims the amounts for Taxes referred to in
Section 1.7(a), the Lender will furnish to the Borrower and the Trustee an officer's certificate setting forth the basis and amount of each request by the Lender for such Taxes. If the Borrower, within 30

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days after receiving a notice of the basis and amount of such Taxes, disputes the basis or amount set forth in such notice, the Lender and the Borrower shall consult in good faith to resolve such dispute. If such consultation does not resolve such dispute within 45 days (or such longer period as the Lender and the Borrower may then agree) after the Lender shall have provided the Borrower with such notice, the Borrower may request that the Lender furnish to an Independent Accountant all information reasonably necessary to permit the confirmation of the accuracy of the Lender's computation of the Taxes described in such notice. Within 30 days of the receipt of such information, the Independent Accountant either shall confirm the accuracy of such computation or shall notify the Lender and the Borrower that such computation proposed by the Lender is inaccurate. In the latter event, the Lender shall consult with the Borrower and the Independent Accountant as to the proper computation of the Taxes, whereupon the Lender shall recompute the Taxes in such a manner as shall enable the Independent Accountant to confirm their accuracy. The Borrower and the Lender agree that the sole responsibility of the Independent Accountant shall be to verify the calculation of the Taxes and that matters of interpretation of the Program Documents are not within the scope of its responsibilities. All expenses incurred by the Lender and the Borrower in connection with the verification procedures described in this Section 1.7 (including the fees and expenses of the Independent Accountant) shall be paid by the Borrower. Any information provided to the Independent Accountant by the Lender shall be and remain the exclusive property of the Lender and shall be deemed by the parties to be (and the Independent Accountant shall confirm in writing that it will treat such information as) the private, proprietary and confidential property of the Lender, and no Person other than the Lender and the Independent Accountant shall be entitled thereto or to any review thereof, and all such information shall be returned to the Lender contemporaneously with the completion of the verification procedure. Notwithstanding the foregoing, the Lender shall not be obligated to disclose to any Person (other than the Independent Accountant, subject to the agreement by the Independent Accountant to keep all information therein confidential), or permit any Person (other than the Independent Accountant, subject to the agreement by the Independent Accountant to keep all information contained therein confidential) to examine, any federal, state or local income tax returns of the Lender or any of its Affiliates.

               (c) The Lender agrees that it shall use its best efforts to take any actions that will avoid the need for, or reduce the amount of, any increased amounts referred to in Section 1.7(a); provided, that no Lender shall be obligated to take any actions that would, in the sole reasonable opinion of the Lender, be contrary to applicable law or would otherwise be disadvantageous to the Lender.

               (d) The Lender, by its making of an Advance or acceptance of any interest in any Advance, agrees to treat the interests evidenced by the Advances as indebtedness for all tax purposes, and further agrees that any Person acquiring an interest in any Advance from or through it may do so only subject to the obligation to comply with this Agreement as to the treatment of such Advance as indebtedness for all tax purposes.

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               Section 1.8 Definitions. Capitalized terms used in this Agreement are defined in Section 14.1 hereof. References to a "Section ", "Schedule" or "Exhibit" are, unless otherwise specified, to the appropriate Section, Schedule or Exhibit of this Agreement.

               Section 1.9 Payment Instructions. Each of the Lender and AutoBond shall provide written payment instructions (including the account number of the bank account to which payments are to be directed and the name, address and ABA number of the bank in which such account is maintained, if payments are to be made to such party by the wire transfer of immediately available funds) to the Trustee. Failure to provide such notice shall not affect such party's right to receive any funds to which it is otherwise entitled in accordance with the Program Documents, but failure to deliver such notice may result in a delay in the receipt of such funds.

SECTION 2.            REPRESENTATIONS AND WARRANTIES.

               The Borrower represents and warrants to the Lender, as of the date hereof, and as of each Closing Date, as follows:

               Section 2.1 General Representations and Warranties of the Borrower. (a) Organization and Authority. The Borrower:

               (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

               (ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted by the Program Documents to enter into the Program Documents to which it is a party, to issue and deliver the Note and to perform its obligations under the Program Documents to which it is a party and the Note;

               (iii) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary.

               (b) Place of Business. The address of the principal place of business and chief executive office of the Borrower is 300 South Fourth Street, Suite 620, Las Vegas, Nevada 89101 and there have been no other such locations during the immediately preceding four months.

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               (c) Compliance with Other Instruments, etc. The Borrower is not in violation of any term of its certificate of incorporation or by-laws. Neither the execution, delivery or performance by the Borrower of the Program Documents to which it is a party or the Note nor the borrowings hereunder does or will (i) conflict with or violate the certificate of incorporation or by-laws of the Borrower, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the Properties of the Borrower pursuant to the terms of any instrument or agreement to which the Borrower is a party or by which it is bound, or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor, or shareholder of, the Borrower.

               (d) No Materially Adverse Contracts, etc. The Borrower is not a party to or bound by (nor are any of its Properties affected by) any contract or agreement other than the Program Documents, or subject to any order, writ, injunction or decree or other action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction.

               (e) Compliance with Law. The Borrower is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it or any of its Properties are subject. The policies and procedures set forth in the AutoBond Program Manual are in compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. Neither the execution, delivery or performance of the Program Documents to which it is a party or the Note nor the borrowings hereunder does or will cause the Borrower to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.

               (f) Pending Litigation, etc. There is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of the Borrower) in any court, tribunal or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel, pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its respective Properties (i) an adverse determination of which could materially and adversely affect the business, earnings, prospects, Properties or condition (financial or other) of the Borrower, each taken as a whole or (ii) that could question the validity of any Program Document to which it is a party or the Note or the priority or perfection of any Liens created under the Indenture. The Borrower is not in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel.

               (g) Taxes. The Borrower and each entity which might have tax liabilities for which the Borrower is or may be liable, has filed all tax returns and paid all taxes required by law to be filed or paid, which are due pursuant to said returns (or which to the

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knowledge of the Borrower are due and payable) and on all assessments received by the Borrower or such entity, as the case may be, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with generally accepted accounting principles. No extensions of the time for the assessment of deficiencies have been granted by the Borrower. There are no Liens on any Properties of the Borrower imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge. There are no applicable taxes, fees or other governmental charges due and payable by the Borrower in connection with the execution and delivery by the Borrower of the Program Documents to which it is a party or the Note or the borrowings hereunder.

               (h) Investment Company Act. The Borrower is not an "investment company", or an "affiliated person" of an "investment company", or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the Borrower is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

               (i) Margin Rules. Without limiting the foregoing, the application in accordance with the Program Documents of any part of the proceeds from the Advances by the Borrower pursuant to this Agreement will not violate or result in a violation of Section 7 of the Securities Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation G (12 C.F.R., Part 207), as amended, Regulation T (12 C.F.R., Part 220), as amended, and Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal Reserve System. The assets of the Borrower do not include any "margin stock" within the meaning of such Regulation G, and the Borrower does not have any intention of acquiring any such margin stock.

               (j) Proceedings. The Borrower has taken all action necessary to authorize the execution and delivery of the Program Documents to which it is a party and the Note and the borrowings hereunder and the performance of all obligations to be performed by it hereunder and thereunder.

               (k) No Event of Default or Default. No event has occurred, and no condition exists, that constitutes a Default or an Event of Default.

               (l) No Consents. No consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is or will be required for (i) the valid execution, delivery and performance by the Borrower of the Program Documents to which it is a party or the Note, (ii) the perfection or maintenance of the Liens intended to be created by the Indenture (including the first priority status thereof) or (iii) the borrowings hereunder. The

                                        9





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Borrower has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Borrower of its business as now conducted and as proposed to be conducted as contemplated by the Program Documents.

               (m) Validity of Program Documents and Note. The Program Documents to which it is a party have each been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. Upon receipt by the Borrower of the proceeds of the initial Advance as provided in this Agreement, the Note will have been duly issued and will constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and entitled to the benefits of the Indenture.

               (n) Representations and Warranties in Program Documents. The representations and warranties of the Borrower contained in each of the Program Documents to which it is a party and in any document, certificate or instrument delivered pursuant to any such Program Document are true and correct and the Lender may rely on such representations and warranties, if not made directly to the Lender, as if such representations and warranties were made directly to the Lender.

               (o) Solvency. The Borrower is Solvent and, immediately after giving effect to the issue of the Note and the consummation of the other transactions contemplated by this Agreement, the Borrower will be Solvent.

               (p) Non-Consolidation. The Borrower has been operated in such a manner that it would not be substantively consolidated in the bankruptcy trust estate of any Affiliate, such that the separate existence of the Borrower and any Affiliate would be disregarded.

               (q) Representations and Warranties Updated. The representations and warranties set forth above shall be deemed repeated on, and as of, each Closing Date.

               (r) Allocated Trust Assets. The Trust Assets allocated to secure the obligation of the Borrower under this Agreement and the related Trust Assets have not been pledged as collateral security for any other Indebtedness of the Borrower.

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               Section 2.2   General Representations and Warranties of AutoBond.

               AutoBond represents and warrants to the Lender, as of the date hereof, and as of each Closing Date, as follows:

               (a)    Organization and Authority.  AutoBond:

                   (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

                   (ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Program Documents to which it is a party, to enter into the Program Documents to which it is a party and to perform its obligations under the Program Documents to which it is a party.

                   (iii) has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary.

               (b) Place of Business. The address of the principal place of business and chief executive office of AutoBond is 301 Congress Avenue, Austin, Texas 78701 and there have been no other such locations during the immediately preceding four months except as may have been previously disclosed in writing to the Initial Lender.

               (c) Compliance with Other Instruments, etc. AutoBond is not in violation of any term of its articles of incorporation or by-laws. The execution, delivery and performance by AutoBond of the Program Documents to which it is a party do not and will not (i) conflict with or violate the articles of incorporation or by-laws of AutoBond, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the Properties or assets of AutoBond pursuant to the terms of any instrument or agreement to which AutoBond is a party or by which it is bound, or (c) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in AutoBond.

               (d) No Materially Adverse Contracts, etc. AutoBond is not a party to or bound by (nor are any of its Properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction, which materially and adversely affects, or

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in the future will materially and adversely affect, the business, earnings, prospects, Properties or condition (financial or other) of AutoBond.

               (e) Compliance with Law. AutoBond is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect the business, earnings, Properties or condition (financial or other) of AutoBond, each taken as a whole. The policies and procedures set forth in the AutoBond Program Manual are in compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Program Documents to which it is a party do not and will not cause AutoBond to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.

               (f) Pending Litigation, etc. There is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of AutoBond) in any court, tribunal or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel, pending or, to the best knowledge of AutoBond, threatened against or affecting AutoBond or any of its respective Properties (i) an adverse determination of which could materially and adversely affect the business, earnings, prospects, Properties or condition (financial or other) of AutoBond, each taken as a whole or (ii) that could question the validity of the Program Documents. AutoBond is not in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel.

               (g) Investment Company Act. AutoBond is not an "investment company", or an "affiliated person" of an "investment company", or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and AutoBond is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

               (h) Proceedings. AutoBond has taken all action necessary to authorize the execution and delivery by it of the Program Documents to which it is a party and the performance of all obligations to be performed by it under the Program Documents.

               (i) No Event of Default. No event has occurred and is continuing, and no condition exists, that constitutes a Default or an Event of Default.

               (j) No Consents. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid

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execution, delivery and performance by AutoBond of the Program Documents to which it is a party. AutoBond has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by AutoBond of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of AutoBond.

               (k) Validity of Agreement. The Program Agreements to which it is a party have been duly executed and delivered by AutoBond and constitute the legal, valid and binding obligation of AutoBond, enforceable in accordance with their terms.

               (l)    Solvency.  AutoBond is Solvent.

               (m) Representations and Warranties Updated. The representations and warranties set forth above shall be deemed repeated on, and made as of, each Closing Date.

               Section 2.3 Representations and Warranties with Respect to the Specified Auto Loans. (a) With respect to each Auto Loan, each of AutoBond and the Borrower represents and warrants to the Lender, as of the Closing Date on which such Auto Loan becomes a Specified Auto Loan, that:

                           (i) upon assigning such Auto Loan to the Borrower,
               AutoBond had full right to transfer such Auto Loan to the Borrower; upon assigning such Auto Loan to the Trustee, the Borrower had full right to collaterally assign such Auto Loan to the Trustee;

                          (ii) each Auto Loan was acquired by the Borrower from
               AutoBond and was not an extension of financing to AutoBond but was acquired in a transaction constituting a "true sale" under applicable state law;

                         (iii) the Indenture and each related Collateral
               Assignment constitutes a valid pledge to the Trustee of all right, title and interest of the Borrower and AutoBond in and to such Auto Loan now existing and hereafter created; and

                         (iv) the applicable Sale Assignment has been duly
               executed and delivered by AutoBond;

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                (b) It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive the sale or contribution of a Specified Auto Loan to the Borrower and any assignment of such Specified Auto Loan by the Borrower to the Trustee pursuant to the Indenture and shall continue so long as any such Specified Auto Loan shall remain outstanding until such time as such Specified Auto Loan is repurchased pursuant to the Indenture.

SECTION 3. CONDITIONS OF OBLIGATION TO MAKE INITIAL ADVANCE ON INITIAL CLOSING DATE.

               The Initial Lender's obligation to make the initial Advance hereunder on the Initial Closing Date shall be subject to the satisfaction, prior to or concurrently with the making of such Advance, of the conditions set forth in Section 4 hereof, as well as the following conditions:

               Section 3.1 Other Agreements. The Program Documents and the Note shall each have been duly authorized by all necessary action. The Borrower and AutoBond shall have duly executed and delivered the Program Documents to which they are a party and, in the case of the Borrower, the Note and such Program Documents are in full force and effect.

               Section 3.2 Opinion of Special Counsel. The Initial Lender shall have received from Jones, Day, Reavis & Pogue, who are acting as special New York and Texas counsel for AutoBond and the Borrower in connection with the transactions contemplated by this Agreement, an opinion, dated the Initial Closing Date, in the form attached hereto as Exhibit E.

               Section 3.3 Opinions of Nevada Counsel. The Initial Lender shall have received from Woodburn & Wedge, who are acting as special Nevada counsel for Borrower, in connection with the transactions contemplated by this Agreement, an opinion, dated the Initial Closing Date, in the form attached as Exhibit F.

               Section 3.4 Opinion of Trustee's Counsel. The Initial Lender shall have received the opinion of counsel to the Trustee, in form and substance satisfactory to such Initial Lender.

               Section 3.5 Representations True; No Event of Default. The representations and warranties of the Borrower pursuant to Section 2.1 and of AutoBond pursuant to Section 2.2 shall be true on and as of such Closing Date. There shall exist on such Closing Date no Default or Event of Default.

               Section 3.6 No Merger or Change in Control. Neither AutoBond nor the Borrower shall have dissolved or liquidated or consolidated or merged with, or been wound up into, or sold, leased or otherwise disposed of all or substantially all of its Properties to, any

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



Person (other than a merger into a wholly-owned Subsidiary for the purposes of reincorporation); unless the surviving or transferee entity has assumed all the obligations of AutoBond or the Borrower hereunder, as applicable.

               Section 3.7 Consents and Approvals. The Borrower and AutoBond shall have obtained any necessary consents, waivers, approvals, authorizations, registrations, filings, licenses and notifications (including, if necessary, qualifying to do business in, and qualifying under the applicable consumer laws of, each jurisdiction where the Borrower and AutoBond is then doing business, or is expected to be doing business utilizing the proceeds of such Advance) and the same shall be in full force and effect.

               Section 3.8 Use of Proceeds. The proceeds of Advances hereunder shall be used by the Borrower for the purchase of Specified Auto Loans.

SECTION 4.            CERTAIN SPECIAL RIGHTS.

               Section 4.1 Home Office Payment. Notwithstanding any provision to the contrary in the Program Documents, the Trustee, on behalf of the Borrower, will punctually pay in immediately available funds prior to noon, New York City time, all amounts payable with respect to the Advances in accordance with the provisions of this Agreement and the Indenture (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at any address as the Lender may from time to time direct in writing. The Initial Lender agrees that, as promptly as practicable after the payment or prepayment of any Advance, the Initial Lender will record such payment or prepayment on the Note. The Borrower will afford the benefits of this
Section 7.1 to any Assignee, each of which, by its receipt and acceptance of a Note, will be deemed to have made the same agreement relating to the Advances as the Initial Lender has made in this Section 7.1. The Borrower shall only be obligated to make payments on any Advance to an Assignee in the manner provided in this Section 7.1 from and after the time such Assignee provides to the Borrower and the Trustee written notice of its election to receive payments in such manner and the address to which payments are to be directed (including the account number of Assignee's bank account to which payments are to be directed and the name, address and ABA number of the bank in which such account is maintained, if payments are to be made to such Assignee by the wire transfer of immediately available funds).

               Section 4.2 Certain Taxes. The Borrower will pay all taxes (other than income or franchise taxes incurred by the Lender) in connection with the execution and delivery of this Agreement and the Indenture the issuance of the Note(s) by the Borrower, the borrowings hereunder and any modification of the Program Documents or the Note requested or required by the Borrower and will save the Lender harmless, without limitation as to time, against any and all liabilities (including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by the Lender or any Assignee in connection with any reimbursement by the Borrower for the payment by any other Person of any such taxes) with respect to all such taxes. The obligations of the Borrower under this Section 4.2 shall survive the payment in full of the Advances and the termination of the Program Documents.

SECTION 5.            ADVANCE MATURITY; ADVANCE PREPAYMENTS.

               Section 5.1 Advance Maturity. The remaining unpaid principal and interest on each Advance and other amounts owing by the Borrower under this Agreement shall be due and payable 120 days after the funding of such Advance, or if such day is not a Business Day, the immediately following business day (the "Maturity Date").

               Section 5.2 Mandatory Prepayments. The Borrower shall immediately prepay, or (in the case of an Exchange) be deemed to have prepaid, the Advances, without premium, together with interest accrued on the amount to be prepaid to the date of prepayment and any unpaid fees with respect thereto, (a) to the extent required on each Payment Date pursuant to Section 13.05 of the Indenture and (b) upon the occurrence of an Exchange. Upon the occurrence of an Event of Default, the Borrower will make payments on the Advances in accordance with
Section 10 hereof and Section 13.05 of the Indenture.

SECTION 6.            ASSIGNMENTS AND PARTICIPATIONS.

               Section 6.1 Assignments. (a) The Borrower may not assign its rights or obligations hereunder or under the Note without the prior consent of the Lender in its sole discretion (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of Advances outstanding).

               (b) The Lender may assign to any commercial lending or financial institution (each, an "Assignee"), all or any portion of the Advances and the Notes; provided that any assignment of a portion of the Advances and the Notes shall be in an amount not less than the Minimum Assignment Denomination. Upon written notice to the Borrower of an assignment in accordance with the preceding sentence (which notice shall identify the Assignee and the amount of the Advances and Notes assigned), the Assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the obligations, rights and benefits of the Lender hereunder with respect to the Advance(s) assigned to it. For all purposes of this Agreement, the Assignee shall, so long as the Advance(s) assigned to such Assignee remain unpaid, be entitled to the rights and benefits of this Agreement with respect to the Advance(s) assigned to it as if (and the Borrower shall be directly obligated to such Assignee under this Agreement as if) such Assignee were the "Lender" for purposes of this Agreement. Accordingly, unless otherwise provided, whenever any action, waiver, notice or consent is to

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be provided to or by the Lender as herein specified, such action, waiver, notice or consent shall (unless otherwise expressly specified herein) also be provided to or by each Assignee.

               (c) The Lender shall provide notice of each assignment to the Trustee and AutoBond; provided that failure to provide such notice shall not affect the validity of any assignment.

               (d) Notwithstanding the provisions of this Section 6.1, no assignment of an interest in an Advance to an entity outside the United States of America shall be effective unless the prospective Assignee thereof certifies to the Borrower and AutoBond that payments to it in respect of the Advances will not be subject to withholding taxes imposed by any Governmental Authority in the United States of America or any political subdivision or taxing authority thereof or therein or that if it is subject to such withholding taxes it will not seek reimbursement or gross-up from the Borrower or AutoBond.

               Section 6.2 Participations. (a) The Lender may sell or agree to sell to any commercial lending or financial institution a participation in all or any part of any Advance held by it or Advances made or to be made by it, but shall not have any direct rights or benefits under this Agreement or any Note (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the participant). All amounts payable by the Borrower to the Lender under this Agreement shall be determined as if the Lender had not sold or agreed to sell any participations in such Advance and as if the Lender were funding all of such Advance in the same way that it is funding the Advance in which no participations have been sold.

               (b) The Lender may furnish any information concerning the Borrower, AutoBond or any of their other Affiliates in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants); provided, however, that, prior to receipt of any such information, and prior to any inspection by a Lender, other than the Initial Lender, pursuant to Sections 9.1(a) and 9.1(b) hereof, such assignees and participants or prospective assignees and participants, as the case may be, may be required by the Borrower to execute a confidentiality agreement in form and substance reasonably acceptable to the Borrower.

SECTION 7.            CERTAIN COVENANTS OF THE BORROWER.

               The Borrower covenants and agrees that so long as any Advance shall remain unpaid:

               Section 7.1 Maintenance of Office. The Borrower will maintain at its office located at its address shown at the head of this Agreement an office where notices,

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presentations and demands in respect of this Agreement and the Note may be given to and made upon it; provided, however, that it may, upon fifteen (15) Business Days prior written notice to the Lender, move such office to any other location within the boundaries of the continental United States of America.

               Section 7.2 Existence. The Borrower will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification.

               Section 7.3 General Maintenance of Business, Etc. The Borrower will:

               (a) keep proper books of record and accounts in which entries will be made of its business transactions in accordance with and to the extent required by generally accepted accounting principles;

               (b) enforce (or cause the Servicer or the Trustee, as the case may be, to enforce) all of its rights under each of the Program Documents to which it is a party and each other agreement entered into in connection with the transactions contemplated hereby.

               Section 7.4 Inspection. The Borrower will permit, upon reasonable notice to it, the Lender, by its representatives, agents or attorneys: (a) to examine all books of account, records, reports and other papers of the Borrower (including the Loan Files), (b) to make copies and take extracts from any thereof, (c) to discuss the affairs, finances and accounts of the Borrower with its respective officers and independent certified public accountants (and by this provision the Borrower hereby authorizes said accountants to discuss with the Lender the finances and accounts of the Borrower) and (d) to visit and inspect, at reasonable times during normal business hours, the properties of the Borrower. It is understood and agreed by the parties hereto that, so long as no Default or Event of Default shall have occurred and than be continuing, all reasonable expenses in connection with any such inspection or discussion incurred by the Lender or the Borrower, any officers and employees thereof and the independent certified public accountants therefor shall be expenses payable by the Person making the inspection or discussion.

               Section 7.5 Compliance with Law, etc. The Borrower will not (i) violate any laws, ordinances, governmental rules or regulations to which it is or may become subject, or (ii) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to

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



the ownership of its property or to the conduct of its business, except in each case to the extent that any such violation or failure could not materially and adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Borrower.

               Section 7.6 Payment of Taxes and Claims. The Borrower will pay, and discharge, promptly when due all taxes, assessments and governmental charges and levies imposed upon it, its income or profits or any of its properties; provided, however, that the foregoing need not be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as:

               (a) adequate reserves shall have been established in accordance with generally accepted accounting principles with respect thereto; and

               (b) the right of the Borrower to use the particular property shall not be materially and adversely affected thereby.

               Section 7.7 Limitations on Indebtedness. The Borrower will not at any time incur, create, assume or guarantee, or otherwise become or be liable in any manner with respect to, any Indebtedness, except (i) the Advances and (ii) Non-recourse Indebtedness (which shall contain an agreement from the lender thereunder similar to that appearing in Section 12.8 hereof).

               Section 7.8 Restricted Investments. With respect to amounts on deposit in the Trust Accounts, the Borrower will not make any Restricted Investments.

               Section 7.9 Nature of Business. The Borrower will not engage in any business or activity (whether or not pursued for gain or other pecuniary advantage) other than Dispositions.

               Section 7.10 Independence. Until 367 days have elapsed following payment and satisfaction of all obligations of the Borrower hereunder and under the Note, the Borrower shall be required to observe the applicable legal requirements for the recognition of the Borrower as a legal entity separate and apart from AutoBond and each other Affiliate of AutoBond, including, without limitation, assuring that each of the following is complied with:

               (a) the Borrower shall maintain separate records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of the Borrower's assets and liabilities separate and apart from those of AutoBond and each other Affiliate of AutoBond and to permit a determination of the obligees thereon and the time for performance of each of the Borrower's obligations separate and apart from those of AutoBond and each other Affiliate of AutoBond) from those of AutoBond and each other Affiliate of AutoBond;

               (b) the Borrower shall not commingle any of its assets or funds with those of AutoBond or any of the other Affiliates of AutoBond;

               (c) the Borrower shall maintain a separate board of directors (including an "independent director" (as such term is defined in the Borrower's Certificate of Incorporation)) and shall observe all separate corporate formalities, and all decisions with respect to the Borrower's business and daily operations shall be independently made by the officers of the Borrower pursuant to resolutions of its board of directors;

               (d) other than payment of dividends and return of capital, no transactions shall be entered into between the Borrower and AutoBond or between the Borrower and any of the other Affiliates of AutoBond except such transactions as are contemplated by the Loan Sale Agreement;

               (e) except for such origination, collection and servicing functions as AutoBond may perform on behalf of the Borrower pursuant to the Program Documents, the Borrower shall act solely in its own name and through its own authorized officers and agents and the Borrower will not act as agent of AutoBond or any other person in any capacity;

               (f) except for any funds received from AutoBond as a capital contribution, the Borrower shall not accept funds from AutoBond or any of the other Affiliates of AutoBond; and the Borrower shall not allow AutoBond or any of the other Affiliates of AutoBond otherwise to supply funds to, or guarantee any obligation of, the Borrower;

               (g) the Borrower shall not guarantee, or otherwise become liable with respect to, any obligation of AutoBond or any of the other Affiliates of AutoBond; and

               (h) the Borrower shall at all times hold itself out to the public under the Borrower's own name as a legal entity separate and distinct from AutoBond and the other Affiliates of AutoBond.

               Section 7.11 Other Agreements and Parties. The Borrower will comply with all terms of the Program Documents to which it is a party. The Borrower will not (a) enter into any agreements other than the Program Documents to which it is a party without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of Advances outstanding), (b) except as otherwise expressly set forth herein and in the Indenture, agree to any amendment, supplement or modification to or waiver of the terms of the Program Documents to which it is a party without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of Advances outstanding), (c) appoint any Successor Servicer, without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), (d) consent to the appointment of any Subservicer, without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), such consent not to be unreasonably withheld.

               Section 7.12 Investment Company Act. The Borrower will not take any action which would require it to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

               Section 7.13 Borrowing Base Deficiency. The Borrower will not allow a Borrowing Base Deficiency to occur.

               Section 7.14 Liens. The Borrower will not permit any Lien to exist on any of its Properties, whether now owned or hereafter acquired, other than Permitted Liens.

SECTION 8.     CERTAIN COVENANTS OF AUTOBOND.

               AutoBond covenants and agrees that so long as any Advances shall remain unpaid:

               Section 8.1 Existence. AutoBond will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation and will not liquidate or dissolve, and it will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification.

               Section 8.2 Compliance with Law, etc. AutoBond will not (a) violate any laws, ordinances, governmental rules or regulations to which it is or may become subject or (b) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business.

               Section 8.3 Inspection. AutoBond will permit, upon reasonable notice to it, the Lender, by its representatives, agents or attorneys, (a) to examine all books of account, records, reports and other papers of AutoBond relevant to its role as Servicer (including the Loan Files), (b) to make copies and take extracts from any thereof, (c) to discuss the affairs, finances and accounts of AutoBond with its respective officers and independent certified public accountants (and by this provision AutoBond hereby authorizes said accountants to discuss with the Lender the finances and accounts of AutoBond), and (d) to visit and inspect, at

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reasonable times during normal business hours, the properties of AutoBond. It is understood and agreed by the parties hereto that all reasonable expenses in connection with any such inspection or discussion incurred by the Lender or AutoBond, any officers and employees thereof and the independent certified public accountants therefor shall be expenses payable by AutoBond.

               Section 8.4 Consolidation and Merger. AutoBond shall not merge or consolidate with any other Person unless (i) the entity surviving such merger or consolidation is a corporation organized under the laws of the United States or any State, (ii) the surviving entity, if not AutoBond, shall execute and deliver to AutoBond Funding and the Trustee, in form and substance satisfactory to each of them, (x) an instrument expressly assuming all of the obligations of AutoBond hereunder and under the Program Documents, and (y) an Opinion of Counsel to the effect that such Person is a corporation of the type described in the preceding clause (i), has effectively assumed the obligations of AutoBond hereunder, that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, and, that in the opinion of such counsel, all UCC financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of AutoBond Funding and the Trustee in the Trust Assets, and reciting the details of such filings, or stating that no such action shall be necessary to preserve and protect such interest, and (iii) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing. AutoBond and any surviving entity, if not AutoBond, will keep all of its material assets within the United States at all times.

               Section 8.5 Control. So long as any of the Variable Funding Notes remain Outstanding, AutoBond will not (i) sell, pledge or otherwise transfer any of the capital stock of AutoBond Funding held by AutoBond or (ii) vote such stock in favor of any amendment to or alteration of the certificate of incorporation of AutoBond Funding.

               Section 8.6 Tax Returns. (a) At all times, so long as any of the Notes or the other obligations secured by the Indenture remain outstanding, AutoBond and AutoBond Funding shall be members of the same affiliated group within the meaning of Section 1504 of the Code (the "AutoBond Group") and shall join in the filing of a consolidated return for federal income tax purposes and, to the extent permitted by law, in the filing of consolidated or combined returns for state, local and foreign tax purposes.

                (b) AutoBond shall promptly pay and discharge, or cause the payment and discharge of, all the AutoBond Group, or federal income taxes (and all other material taxes) when due and payable by AutoBond, AutoBond Funding, except (i) such as may be paid thereafter without penalty or (ii) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. AutoBond shall promptly notify AutoBond Funding, the Trustee and the Noteholders of any material challenge, contest or

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        proceeding pending by or against AutoBond  or AutoBond Group before any taxing authority.

               Section 8.7  Protection of Right, Title and Interest.

               (a) AutoBond shall deliver (or cause to be delivered) to AutoBond Funding and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that AutoBond fails to perform its obligations under this subsection, AutoBond Funding or the Trustee may do so, on AutoBond's behalf, at the expense of AutoBond. AutoBond hereby grants AutoBond Funding and the Trustee a power of attorney to effectuate the provisions of the preceding sentence.

                   (b) AutoBond shall not change its name identity, or corporate structure in any manner that would, could, or might make any UCC financing statement or continuation statement filed by AutoBond in accordance with paragraph (a) above seriously misleading within the meaning of 'SS' 9-402(7) of the UCC, unless it shall have given AutoBond Funding and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed UCC financing statements or continuation statements.

               (c) AutoBond shall give AutoBond Funding and the Trustee at least 60 days' prior written notice of any relocation of its principal place of business or chief executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed UCC financing or continuation statement or of any new UCC financing statement and shall promptly file any such amendment. AutoBond shall at all times maintain each office from which it shall service the Auto Loans and its principal executive office, within the United States of America. AutoBond shall pay all filing fees or taxes payable in respect of any UCC financing or continuation statements required to be filed pursuant to this Section 6(e)(iii).

                 (d) AutoBond shall deliver to AutoBond Funding and the Trustee promptly after the execution and delivery of each amendment hereto, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all UCC financing statements and continuation statements necessary to preserve and protect fully the interest of AutoBond Funding and the Trustee in the Trust Property have been filed, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

               (e) Other Liens or Interests. Except for the conveyances under the Indenture, AutoBond will not sell, pledge, assign or transfer to any other Person, or grant, create,

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        incur, assume or suffer to exist any Lien on the Trust Property or any interest therein, and AutoBond shall defend the right, title, and interest of AutoBond Funding and the Trustee in, to and under the Trust Property against all claims of third parties claiming through or under AutoBond; provided however, that AutoBond's obligations under this
        Section 8.7 shall terminate upon the repayment in full of the Variable Funding Notes and the expiration of any applicable preference period.

               Section 8.8 Further Assurances. AutoBond will promptly execute and deliver all further instruments and documents and take all further action that may be necessary in order to give effect to the provisions of the Program Documents and the transactions contemplated hereby.

               Section 8.9 Independence. Until 367 days have elapsed following payment and satisfaction of all obligations of the Borrower hereunder and in respect of the Advances, AutoBond shall be required to (and shall assure that each other Affiliate of AutoBond shall) observe the applicable legal requirements for the recognition of the Borrower as a legal entity separate and apart from AutoBond and each other Affiliate of AutoBond, including, without limitation, assuring that each of the following is complied with:

               (a) AutoBond and each other Affiliate of AutoBond shall maintain separate records and books of account (each of which shall be sufficiently full and complete to permit a determination of the assets and liabilities of AutoBond or such Affiliate, as the case may be, separate and apart from those of the Borrower and to permit a determination of the obligees thereon and the time for performance on each of the obligations of AutoBond or such Affiliate, as the case may be, separate and apart from those of the Borrower) from those of the Borrower;

               (b) neither AutoBond nor any of its other Affiliates shall commingle any of its assets or funds with those of the Borrower;

               (c) the board of directors of AutoBond shall not dictate decisions with respect to the Borrower's business and daily operations and AutoBond shall maintain its own corporate formalities and shall otherwise respect the separate corporate identity of the Borrower;

               (d) other than the making of capital contributions and the transactions contemplated by the Loan Sale Agreement, neither AutoBond nor any of its other Affiliates shall enter into any transactions with the Borrower;

               (e) neither AutoBond nor any of its other Affiliates shall accept appointment as, or act as, an agent of the Borrower except, to the extent AutoBond performs certain servicing and collection functions pursuant to the Servicing Agreement;

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               (f) neither AutoBond nor any of its other Affiliates shall advance funds to the Borrower (except for the making of capital contributions); and neither AutoBond nor any of its other Affiliates will otherwise supply funds to, or guarantee any obligation of, the Borrower;

               (g) neither AutoBond nor any of its other Affiliates shall guarantee, or otherwise become liable with respect to, any obligation of the Borrower;

               (h) AutoBond and each of its other Affiliates shall at all times hold itself out to the public under its respective name as a legal entity separate and distinct from the Borrower; and

               (i) all financial reports prepared by AutoBond and each of its other Affiliates shall comply with generally accepted accounting principles.

               Section 8.10 Other Agreements and Parties. AutoBond will comply with all terms of the Program Documents to which it is a party. AutoBond will not (a) except as otherwise expressly set forth herein and in the Indenture, agree to any amendment, supplement or modification to or waiver of the terms of the Program Documents to which it is a party without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of Advances outstanding), (b) appoint any Successor Servicer, without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), such consent not to be unreasonably withheld or (c) consent to the appointment of any Subservicer, without the consent of the Lender (or, if multiple Lenders, the Lenders in respect of a majority in aggregate principal amount of the Advances outstanding), such consent not to be unreasonably withheld.

               Section 8.11 Servicing Arrangements. AutoBond will take any necessary action to evidence that the Specified Auto Loans are to be serviced and administered by the Servicer under the Servicing Agreement. AutoBond will act as Servicer under the Servicing Agreement and will perform its duties as Servicer thereunder in accordance with the provisions of the Servicing Agreement, the AutoBond Program Manual and this Agreement. So long as any Advances are outstanding, upon the occurrence of an Event of Termination under the Servicing Agreement, AutoBond agrees to provide prompt notice to the Lender of such Event of Termination and to thereafter act in accordance with the instructions of the Lender, including the appointment of a new Servicer.

               Section 8.12 Preservation of Quality of Auto Loans. AutoBond will use its best efforts to prevent a deterioration in the quality of the Specified Auto Loans and will use its best efforts as Servicer to preserve the credit quality and collectibility of the Specified Auto Loans.

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               Section 8.13 Maintenance of Borrowing Base. AutoBond agrees to contribute to the Collection Account (a) on January 30, 1998, funds equal to 6.5% of the aggregate Unpaid Principal Balance of the Specified Auto Loans outstanding as of December 31, 1997 (as indicated in the January report delivered by the Servicer) and (b) on any Payment Date, funds sufficient to cure a Borrowing Base Deficiency; provided, however, that the cumulative amount of such contributions shall not exceed 10% of the original aggregate principal amount of the Advances.

SECTION 9.     INFORMATION TO BE FURNISHED TO LENDER.

               Section 9.1 Information to be Furnished by the Borrower and AutoBond.

               The Borrower and AutoBond will deliver or cause to be delivered to the Lender the following:

               (a) promptly, (and in any event within five (5) days, after any Executive Officer of the Borrower or AutoBond shall have obtained knowledge of any Default or Event of Default, an Officer's Certificate from the Borrower or AutoBond specifying the nature and period of existence thereof, what action the Borrower or AutoBond has taken or is taking or proposes to take with respect thereto, and an estimate of the time necessary to cure such condition or event; and

               (b) promptly upon request therefor, such other data, filings and information as the Lender may from time to time reasonably request.

SECTION 10.           DEFAULTS, REMEDIES AND TERMINATION.

               Section 10.1 Events of Default. Events of Default and Remedies therefor in respect of the Advances and the Note are as set forth in Sections 6.01, 6.03 and 13.07 of the Indenture.

SECTION  11.          INTERPRETATION OF AGREEMENT.

               Section 11.1 Definitions. Capitalized terms used herein but not defined shall have the meaning set forth in the Indenture. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):

               The term "Adjusted LIBOR" shall mean, with respect to each any Interest Period, a rate per annum determined by the Lender in its sole discretion in accordance

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        with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                                          LIBOR
                            ---------------------------------------
                            1.00 - Eurocurrency Reserve Requirement

               The term "Advances" means the advances provided for by Section
        1.1.

               The term "Affiliate," with respect to any Person (hereinafter "such Person"), shall mean any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person or another Affiliate of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

               The term "Assignee" shall have the meaning set forth in Section 9.1(b).

               The term "Authorized Officer" means, with respect to AutoBond or the Borrower, any officer of AutoBond or the Borrower, as the case may be, who is authorized to act for AutoBond or the Borrower, as the case may be, in matters relating to transactions contemplated by this Agreement.

               The term "AutoBond Program Manual" means the AutoBond Program Manual (including the Credit and Collection Policies) attached hereto as Exhibit J, as modified from time to time, with notice of each such modification to the Servicer, the Trustee and the Lender.

               The term "Auto Loan" means a fixed-rate, fully amortizing, closed-end installment loan (bearing interest calculable on a simple interest basis or based upon the Rule of 78s arising from the sale of a new or used automobiles and light-duty trucks and vans to a consumer which includes, without limitation, (i) all security interests or liens and property subject thereto from time to time purporting to secure payment by the obligor thereunder, including, without limitation, AutoBond's rights under the related dealer agreement, (ii) all guarantees, indemnities and warranties, insurance policies, certificates of title and other agreements or arrangements of whatever character from time to time supporting or securing payment of such loan, (iii) all collections and records with respect to the foregoing and (iv) all proceeds of any of the foregoing.

               The term "AutoBond" shall mean AutoBond Acceptance Corporation, a Texas corporation.

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               The term "Board" shall mean, with respect to any Person, its board of directors or, if it does not have a board of directors, its governing body which performs the same duties as a board of directors.

               The term "Borrowing Base Deficiency" means, as of the end of each Due Period as calculated on the following Determination Date, the excess of Advances outstanding over the sum of (a) the product of (i) the Overcollateralization Percentage and (ii) the aggregate Unpaid Principal Balance of all Specified Auto Loans (less the Unpaid Principal Balance of Excluded Auto Loans) and (b) all amounts on deposit in the Loan Purchase Account and the Collection Account.

               The term "Borrowing Notice" shall have the meaning set forth in
        Section 1.3 hereof.

               The term "Business Day" shall mean any day other than a Saturday or a Sunday, or another day on which commercial banks in the States of New York or [Nevada] (or in any other state in which the Servicer or any Agent is located) are required, or authorized by law, to close or, for purposes of calculating interest on the Advances, on which commercial banks are not open for domestic and foreign exchange business in New York, New York and London, England (as specified in writing from time to time by the Borrower or an Agent).

               The term "Capital Lease" shall mean any lease or other agreement for the use of property which is required to be capitalized on a balance sheet of the lessee or other user of property in accordance with generally accepted accounting principles.

               The term "Closing Date" shall have the meaning set forth in
        Section 1.2 hereof.

               The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

               The term "Collateral" shall mean that portion of the Trust Estate allocated to the Note.

               The term "Collection Period' shall mean each calendar month.

               The term "Credit and Collection Policies" means written credit procedures and policies consistent with the requirements of this Agreement and the Servicing Agreement, in effect from time to time formulated by AutoBond as to the requirements of certain servicing matters and comprising part of AutoBond Program Manual.

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               The term "Dealer" shall mean each automobile dealer with whom
        AutoBond has entered into a Dealer Agreement.

               The term "Dealer Agreement" shall mean each agreement between AutoBond and a Dealer, which provides for acquisition of the Auto Loans.

               The term "Default" shall mean any event or condition that would become an Event of Default after notice or passage of time or both.

               The term "Defaulted Auto Loan" shall mean an Auto Loan which by its terms has more than 10% of any installment of principal or interest which is 60 or more days contractually past due.

               The term "Determination Date" shall mean the 10th day of each month (or the immediately preceding Business Days if such day is not a Business Day).

               The term "Disposition" shall mean any pooling or disposition of Specified Auto Loans by the Borrower, either (a) in structured-finance securitization transactions, (b) pursuant to whole-loan sales or (c) in some other form of disposition.

               The term "Dollars" or "$" shall mean the lawful currency of the United States of America, and in relation to any payment under this Agreement, same day or immediately available funds.

               The term "Eligible Auto Loan" shall mean any Auto Loan as to which the representations and warranties set forth in Section 2.3(a) are true and correct as of the related Closing Date.

               The term "Eligible Dealer" shall mean a franchised Dealer (a) duly licensed and authorized as a dealer in new or used Automobiles by Governmental Authorities and (b) as to which AutoBond has entered into a Dealer Agreement.

               The term "Eurocurrency Reserve Requirement" shall mean, for any Interest Period as applied to an Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Lender and in effect during such period (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.

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               The term "Event of Collection Agent Termination" shall have the meaning assigned thereto in Section 3.07 of the Servicing Agreement.

               The term "Event of Default" shall have the meaning assigned thereto in the Indenture.

               The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               The term "Excluded Auto Loan" means, on any Determination Date, any Specified Auto Loan (a) which is a Defaulted Auto Loan, (b) as to which the Obligor is bankrupt, (c) as to which the related Auto has been repossessed, or which has been paid in full.

               The term "Executive Officer" with respect to a Person shall mean the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer.

               The "fair valuation" of the Properties of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

               The term "generally accepted accounting principles" shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as understood and applied in the United States at the time in question.

               The term "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               The term "Guarantee," with respect to any Person, shall mean all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness (including, without limitation, liability in respect of a joint venture or a partnership), dividend or other obligation or Investment of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness, obligation or Investment or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or Investment or (ii) to maintain working capital or equity capital, or otherwise to advance

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        or make available funds for the purchase or payment of such
        Indebtedness, obligation or Investment, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or Investment of the ability of the primary obligor to make payment of such Indebtedness, obligation or Investment, or (d) otherwise to assure the owner of such Indebtedness, obligation or Investment against loss in respect thereof.

               The terms "hereof," "herein," "hereunder" and other words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section or other subsection.

               The term "Increased Cost" shall have the meaning set forth in
        Section 1.6(d) hereof.

               The term "Indebtedness," with respect to any Person, shall mean all items (other than capital stock, capital surplus, retained earnings and deferred credits and deferred income taxes), which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined. The term "Indebtedness" shall also include, whether or not so reflected,
        (a) indebtedness, obligations and liabilities secured by any Lien on property of such Person, whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations of such Person in respect of Capital Leases, and (c) all Guarantees.

               The term "Indemnifying Party" shall have the meaning set forth in
        Section 15.1 hereof.

               The term "Indenture" shall have the meaning set forth in Section
        1.5 hereof.

               The term "Independent Accountant" shall have the meaning set forth in Section 1.6 hereof.

               The term "Initial Closing Date" shall have the meaning set forth in Section 1.2 hereof.

               The term "Initial Lender" shall mean, subject to Section 4.3, Credit Suisse First Boston Mortgage Capital LLC.

               The term "Interest Payment Date" means each Payment Date and each date upon which Advances are repaid, either in whole or in part.

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               The term "Interest Period" shall mean, with respect to any
        Advance, the period commencing with the date of such Advance to and excluding the Payment Date occurring in the month following the date of such Advance, and thereafter, the period commencing with each Payment Date, to and excluding the following Payment Date; provided that the final Interest Period in respect of an Advance shall end on (but exclude) the Maturity Date or prepayment date in respect of such Advance.

               The term "Interest Rate" shall mean, for any Interest Period, an interest rate per annum equal to Adjusted LIBOR plus 3.00% per annum;

               The term "Investment" shall mean any loan, advance, extension of credit (except for accounts and notes receivable for merchandise sold or services furnished in the ordinary course of business, and amounts paid in advance on account of the purchase price of merchandise to be delivered to the payor within one year of the date of the advance), or purchase of stock, notes, bonds or other securities or capital contribution to any Person, whether in cash or other property. The amount of any Investment shall be its cost (the amount of cash or the fair market value of other property given in exchange therefor).

               The term "Lender" shall mean the Initial Lender and any Assignees thereof.

               The term "LIBOR" shall mean the per annum rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Telerate Page 3750 on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Trustee , in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

               The term "LIBOR Determination Date" shall mean the second Business Day prior to the commencement of each Interest Period; provided that with respect to the first Interest Period such date shall be the first Business Day prior to the Initial Closing Date.

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               The term "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest or other encumbrance arising from a mortgage, deed of trust, hypothecation, cession, transfer, assignment, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

               The term "Loan Acquisition Price" shall mean 90% of the Unpaid Principal Balance for Specified Auto Loans as of November 30, 1997.

               The term "Loan Documents" means, with respect to an Auto Loan (a) a copy of the retail installment loan contract and security agreement evidencing such Auto Loan, (b) a copy of the credit application, and (c) a copy of an executed agreement to provide insurance signed by the Obligor or a binder in respect thereof.

               The term "Loan File" means, with respect to any Auto Loan, the original retail installment loan contract and security agreement evidencing the Auto Loan and originals or copies of such other documents and instruments relating to such Auto Loan and the security interest on the selected Financed Vehicle as specified in the Credit and Collection Policies.

               The term "Loan Purchase Account" shall have the meaning set forth in the Indenture.

               The term "Loan Sale Agreement" shall mean the Loan Sale and Contribution Agreement dated as of December 31, 1997 between the Borrower and AutoBond, pursuant to which the Borrower agrees to acquire Eligible Auto Loans, as from time to time further amended, supplemented or modified.

               The term "Maturity Date" in respect of any Advance shall have the meaning specified in Section 5.1.

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               The term "Minimum Assignment Denomination" shall mean $500,000.

               The term "Monthly Servicer Fee" shall have the meaning specified in the Indenture.

               The term "Moody's" shall mean Moody's Investors Service, Inc.

               The term "Net Payoff Balance" means, in respect of any Precomputed Auto Loans, the net payoff less any accrued but unpaid late charges, as determined in accordance with the worksheet attached hereto as Schedule 2.

               The term "Net Principal Balance" means, with respect to any Precomputed Auto Loan, the Net Payoff Balance as of the due date of the last full Scheduled Payment, or if more recent, the due date of the last periodic payment of principal thereon.

               The term "Net Unrealized Amount" means, (a) with respect to any Auto Loan which is more than 90 days contractually past due or where the Financed Vehicle is otherwise subject to repossession (including voluntary or involuntary, or upon casualty), the Unpaid Principal Balance of such Auto Loan minus the sum of (i) any repossession proceeds allocable to principal actually received on such Auto Loan, (ii) any insurance proceeds allocable to principal actually received from a claim with respect to such Auto Loan and (iii) refunds received from the cancellation of any insurance policies or service contracts with respect to such Auto Loan, and (b) with respect to any Auto Loan where the related Obligor is in bankruptcy, the amount of losses allocable to principal incurred thereon.

               The term "Nondefaulted Auto Loan" shall mean an Auto Loan which is not a Defaulted Auto Loan.

               The term "Note(s)" shall have the meaning set forth in Section 1.2(b) hereof and shall include any subdivision of the Note issued in accordance with Section 1.2(c).

               The term "Obligor" shall mean, with respect to any Auto Loan, the Person primarily obligated to make payments in respect thereto.

               The term "Officer's Certificate" (i) with respect to the Trustee, any officer within the structured capital division (or any successor thereof) including any vice president, assistant vice president, or any officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and (ii) with respect to AutoBond, the Trustee, the Servicer or the Borrower shall mean a certificate executed on behalf of such party by the Chairman of the Board, the President or any Vice President of the relevant entity.

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               The term "Originator" means any Person, other than AutoBond, that acquires Auto Loans directly from a Dealer.

               The term "Overcollateralization Percentage" means, (a) for the December Due Period, 90%, and (b) thereafter, 83.5%.

               The term "Payment Date" shall mean the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business
        Day), commencing January 15, 1998.

               The term "Permitted Liens" shall mean:

                      (a)    Liens created under the Indenture;

                      (b) Liens securing taxes, assessments, governmental
               charges or levies not yet due or the payment of which is not then required by Section 7(b) hereof; and

                      (c) any Lien which is a mechanics lien assessed against a
               Financed Vehicle securing a Specified Auto Loan.

               The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subsection thereof).

               The term "Precomputed Auto Loan" shall mean any Auto Loan under which earned interest (which may be referred to in the Auto Loan as the add-on finance charge) and principal is determined according to the sum of periodic balances or the sum of monthly balances or the sum of the digits or any equivalent method commonly referred to as the "Rule of 78s".

               The term "Program Documents" shall mean this Agreement, the Indenture, the Servicing Agreement, the Collateral Assignments and the Note.

               The term "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               The term "Reference Banks" shall mean four major banks in the London interbank market selected by the Trustee.

               The term "Repurchase Price" shall mean, with respect to any Specified Auto Loan which AutoBond is obligated to repurchase, an amount equal to (a) the Unpaid

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        Principal Balance of such Specified Auto Loan as of the end of the preceding Collection Period, plus (b) accrued and unpaid interest in respect thereof calculated at the Interest Rate from the last day to which interest has been paid and credited to the Lockbox or Collateral Account through the date of repurchase, minus (iii) the amount of any principal deposited in the Lockbox or the Collection Account in respect of such Auto Loan since the end of such Collection Period.

               The term "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

               The term "Restricted Investment" shall mean any Investment other than a Permitted Investment.

               The term "Securities" shall mean, with respect to any Person, any shares of any class of such Person's capital stock, or any options or warrants to purchase its capital stock or other security exchangeable for or convertible into its capital stock.

               The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

               The term "Security Interest" shall mean the security interest and rights created under the Indenture in the Collateral in favor of the Trustee.

               The term "Servicer" means AutoBond..

               The term "Servicer Report" shall have the meaning set forth in the Servicing Agreement.

               The term "Servicing Agreement" shall mean the Servicing Agreement, dated as of December 31, 1997 among AutoBond, the Borrower and the Trustee.

               The term "Solvent" shall mean, with respect to any Person, that:

                      (a) the Properties of such Person, at a fair valuation,
               exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

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                      (b) based on current projections, which are based on
               underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

                      (c) such Person does not have an unreasonably small
               capital with which to engage in its anticipated business.

               The term "S&P" shall mean Standard & Poor's Ratings Group.

               The term "Specified Auto Loan" shall mean each Auto Loan pledged by the Borrower to the Trustee under the Indenture as security for its obligations hereunder and under the Indenture.

               The term "Subsequent Closing Date" shall have the meaning set forth in Section 1.2 hereof.

               The term "Successor Servicer" shall have the meaning set forth in the Servicing Agreement.

               The term "Telerate Page 3750" shall mean the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

               The term "this Agreement" shall mean this Credit Agreement (including the annexed Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

               The term "Trust Accounts" shall have the meaning set forth in the Indenture.

               The term "Trustee" shall have the meaning set forth in Section
        1.5 hereof.

               The term "Unpaid Principal Balance" means, with respect to any Auto Loan as of any Determination Date, (i) for an Auto Loan bearing interest calculable on a simple interest basis, the unpaid principal amount for such Auto Loan or (ii) for a Precomputed Auto Loan, the Net Principal Balance, in each case as of the end of the most recent Collection Period; provided that, for any Auto Loan where the Net Unrealized Amount equals the Unpaid Principal Balance, such Unpaid Principal Balance shall thereafter equal zero (other than for purposes of calculating the Net Unrealized Amounts).

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               Section 11.2 Accounting Terms. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

               Section 11.3 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               Section 11.4 Headings. The headings of the Sections and other subsections of this Agreement have been inserted for convenience of reference only and shall not affect the meaning of this Agreement.

               Section 11.5 Independence of Covenants, etc. Each representation, covenant or Event of Default herein shall be given independent effect so that if any action or condition would violate any of such covenants, would breach any of such representations or would constitute any of such Events of Default, the fact that such action or condition would not violate or breach, any other covenant or representation or constitute another Event of Default shall not avoid the violation of such covenant or representation or the occurrence of such Event of Default.

SECTION 12.           MISCELLANEOUS.

               Section 12.1 Notices. (a) All communications under this Agreement or the Notes shall be in writing and shall be delivered or mailed or sent by facsimile transmission and confirmed in writing (i) if to the Lender, to the Lender, at such address as the Lender may have furnished to the Borrower in writing, and (ii) if to the Borrower, at the address set forth in Section 2.2(b) or at such other address or facsimile number as it shall have furnished in writing to the Lender and (iii) if to AutoBond to it at the address set forth in
Section 2.3(b) or at such other address or facsimile number as it shall have furnished in writing to the Lender.

               (b) Any written communication so addressed and mailed by certified or registered mail, return receipt requested, shall be deemed to have been given when so mailed. All other written communications shall be deemed to have been given upon receipt thereof.

               Section 12.2 Survival. All representations, warranties and covenants made by the Borrower herein or by the Borrower in any certificate or other instrument delivered under or in connection with this Agreement shall be considered to have been relied upon by the Lender and shall survive regardless of any investigation made by the Lender or on the Lender's behalf.

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               Section 12.3 Successors and Assigns. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder. Whether or not expressly so stated and subject to the restrictions set forth herein, the provisions of Sections 5 through 12 of this Agreement are intended to be for the Lender's benefit and shall be enforceable by the Lender; and, provided further, that the provisions of Sections 7.2 and 10.1 hereof shall also be for the benefit of, and shall be enforceable by, any Person who shall no longer be a Lender hereunder but who shall have incurred any expense or been subjected to any liability referred to therein while, or on the basis of being, a Lender.

               Section 12.4 Amendment and Waiver. (a) This Agreement and the Notes may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Borrower, AutoBond and
(i) on or prior to the Initial Closing Date, the Initial Lender, and (ii) after the Initial Closing Date, the Lender (or, if multiple Lenders, Lenders with respect to at least 66-2/3% in aggregate unpaid principal amount of the Advances; provided, however, that no such amendment, supplement or waiver shall, without the written consent of all Lenders, (a) change, with respect to the Advances, the amount or time of any required prepayment or payment of principal or premium or the rate or time of payment of interest, or change the funds in which any prepayment or payment on the Advances is required to be made; (b) reduce the percentage of the aggregate principal amount of Advances required for any amendment, consent or waiver hereunder; or (c) release any material Lien of the Trustee, held for the benefit of the Lender, on any of the Collateral or affect the priority thereof.

               (b) Any amendment, supplement or waiver effected in accordance with this Section 12.4 shall be binding upon the Lender, each Assignee and the Borrower.

               (c) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the Program Documents or the Note unless the Initial Lender (irrespective of the amount of Advances made by it) shall be informed thereof by the Borrower and shall be afforded the opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section 16.4 shall be delivered by the Borrower to the Lender forthwith following the date on which the same shall have been executed and delivered by the Lender of the requisite percentage of Advances.

               Section 12.5 Counterparts. This Agreement may be executed and delivered simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

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               Section 12.6 Reproduction of Documents. This Agreement and all
documents relating hereto (other than the Note), including, without limitation,
(a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Initial Lender at the closing of the Initial Lender's making of Advances, and (c) financial statements, certificates and other information heretofore or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic or other similar process and the Lender may destroy any original document so reproduced. The Borrower agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

               Section 12.7 Consent to Jurisdiction and Venue. The Borrower and AutoBond each hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to the Program Documents or any Note may be brought in a court of record in the State of New York or in the courts of the United States of America located in such State, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, and
(iii) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it will not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. The Borrower and AutoBond each irrevocably consent to the service of any and all process in any such suit, action or proceeding by mail copies of such process to the Borrower at its address for notices provided in Section 16.1 hereof. The Borrower and AutoBond each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 16.7 shall be by registered or certified mail, return receipt requested. Nothing in this Section 16.7 shall affect the Lender's right to serve legal process in any other manner permitted by law or affect the Lender's right to bring any suit, action or proceeding against the Borrower or any of its properties in the courts of any other jurisdiction.

               Section 12.8 No Petition. The Lender and each Assignee hereby covenant and agree that, until the expiration of the date which is one year and one day after the payment in full of all investor certificates or other securities outstanding and issued pursuant to any Disposition, it will not institute against the Borrower, or join in any institution against the Borrower of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law in connection with any obligations relating to the Advances or the Program Documents.

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               Section 12.9 Acts of Lender. (a) Any request, demand,
authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Lender may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Lender in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments is or are delivered to the Borrower. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement if made in the manner provided in this Section 16.9.

               (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Borrower deems sufficient.

               (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Lender or any Assignee shall bind the Lender and such Assignee in respect of anything done, omitted or suffered to be done by the Borrower in reliance thereon, whether or not notation of such action is made upon such Note.

               Section 12.10 Confidentiality. All non-public information relating to this Agreement, the Program Documents and the transactions contemplated thereby will be kept confidential by AutoBond, the Borrower and the Initial Lender. The Initial Lender agrees to cause each assignee and Participant with which it is a party to agree to keep such information confidential. The provisions of this Section 12.10 shall survive the termination of this Agreement.

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               IN WITNESS WHEREOF, the parties hereto have caused this Credit
Agreement to be duly executed as of the day and year first above written.


                                    AUTOBOND MASTER FUNDING
                                      CORPORATION II



                                    By:
                                        __________________________________
                                         Name:
                                         Title:


                                    AUTOBOND ACCEPTANCE CORPORATION



                                    By:
                                        __________________________________
                                         Name:
                                         Title:


                                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    CAPITAL LLC



                                    By: /s/ Michael A. Commaroto
                                        __________________________________
                                         Name:  Michael A. Commaroto
                                         Title: Vice President

               IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.


                                    AUTOBOND MASTER FUNDING
                                      CORPORATION II



                                    By: /s/ Adrian Katz
                                        __________________________________
                                         Name:
                                         Title:


                                    AUTOBOND ACCEPTANCE CORPORATION



                                    By: /s/ Adrian Katz
                                        __________________________________
                                         Name:
                                         Title:


                                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    CAPITAL LLC



                                    By:
                                        __________________________________
                                         Name:
                                         Title: